EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2014 relating to the financial statements and financial statement schedule, which appears in Exa Corporation’s Annual Report on Form 10-K for the year ended January 31, 2014.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 27, 2014